                                                                    EXHIBIT 99.1

                     COTT REPORTS RESULTS FOR THIRD QUARTER

-        SALES UP 13.5% IN THIRD QUARTER
-        $0.31 EPS DOWN 14%
-        FULL YEAR EPS GUIDANCE REVISED
-        ANNOUNCES TWO NEW ACQUISITIONS

                        (All information in U.S. Dollars)

TORONTO - OCTOBER 20, 2004- Cott Corporation (NYSE:COT; TSX:BCB), today reported record sales for the third quarter ended October 2, 2004. The retailer brand soft drink manufacturer announced that sales for the quarter rose by 13.5% to $442.4 million. Excluding the impact of foreign exchange sales were up 11% from year ago, an increase of 7% when acquisitions are also excluded. Net income for the quarter was $22.1 million, a decrease of 14% from last year and diluted earnings per share were $0.31 vs. $0.36 last year, a decline of 14%.

"A strong top line in the US, driven by the continued growth of retailer brands there, helped drive our third quarter sales to new highs." said John K. Sheppard, Cott's president and chief executive officer. " However, as growth continued to exceed our original expectations we saw higher than expected logistical and manufacturing costs in the US again this quarter. Our number one priority is in getting these costs back in line."

Cott also announced, that on an interim basis, Sheppard would be taking on day-to-day responsibility for the US business unit, in addition to his CEO duties, while a search is conducted for a president of the US business unit. In a related move, Paul Richardson, previously responsible for the US business unit, was named to the position of EVP, Global Sourcing, where he will continue to make an important contribution.

"This is the right move for the US business and for our shareowners." said Frank
E. Weise, Cott's chairman. "John has a demonstrated track record of sustained success in the US, which saw strong sales, earnings and market share growth under his leadership."

The Company reported that sales for the first nine months of the year rose to $1,277 million, up 19% from prior year, up 12% excluding the impact of foreign exchange and acquisitions. Net income increased 10% to $66.9 million from $60.8 million in the same period last year. Earnings per diluted share rose 8% to $0.93, as compared to $0.86 for last year's first nine months.

THIRD QUARTER 2004

Sales for the third quarter were $442.4 million, an increase of 13.5% from the same period last year, up 11% excluding the impact of foreign exchange. The Company's U.S. business unit reported a 19% increase over the same period last year, an increase of 13% excluding acquisitions. Sales in the U.K./Europe business unit rose by 7%, down 5% excluding the impact of foreign exchange, while sales in Canada declined 10%, a decrease of 15% excluding the impact of foreign exchange. Sales in Mexico were $10.8 million, up from $6.9 million in the prior year.

Gross margin of 16.0% was below the prior year's 19.3%, principally due to higher logistical and plant production costs, including additional co-pack fees, inter-plant shipping costs and higher manufacturing costs. Operating income decreased by 18% to $37.9 million. Income taxes for the third quarter of $8.3 million, were favorably impacted by a $2 million reduction in accrued tax liability.

NINE MONTHS 2004

For the first three quarters of 2004 sales rose 19% to $1,277 million, up 16% excluding the impact of foreign exchange, an increase of 12% when both foreign exchange and acquisitions are excluded. The U.S. business unit reported a 21% gain versus the same period last year, 14.5% excluding acquisitions, while in the U.K./Europe sales were up 21% for nine months, up 7% excluding the impact of foreign exchange. In Canada, sales increased by 1%, but decreased 5% after foreign exchange is taken into account. Sales in Mexico were $29.6 million for the nine months as compared to $16 million for the prior year. Earnings per diluted share in the first nine months of this year grew by 8%, reaching $0.93 vs. $0.86 per diluted share last year.

Gross margin was 17.8% for the nine months compared to 19.4% for the same period in 2003, impacted by manufacturing and logistics costs. Operating income increased 5% to $121.5 million.

Operating cash flow for the first three quarters of 2004, including capital expenditures was $31.6 million compared with $73.1 million for the same period last year. The cash generated was primarily used to fund acquisitions.

ACQUISITIONS

Cott today announced that its U.S. subsidiary, Cott Beverages Inc., has acquired certain of the assets of Metro Beverage Co., a soft drink manufacturer based in Columbus, Ohio and of Elan Waters, Blairsville, Georgia. These acquisitions are expected to add $15 million a year to Cott's sales. They will provide additional production capacity to help the Company address US manufacturing requirements and ensure sufficient capacity for 2005. These acquisitions increase the number of bottling plants to 11 in the US and 21 worldwide.

2004 OUTLOOK

For the full year 2004, the company revised its earnings guidance. EPS is now expected at $1.15-$1.19, down from the $1.23-$1.27 previously announced, and EBITDA is anticipated to be between $210 and $215 million, down from prior guidance of between $220 and $225 million. Sales growth is still expected to be between 16% to 19%, and CAPEX will amount to $65 million for the year.

                                      # # #


THIRD QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, October 20th, 2004 at approximately 2:00 PM ET to discuss these results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

         North America:    800-814-4890
         International:    416-640-1907


WEBCAST

To access the conference call today over the Internet, please visit Cott's website at http://www.cott.com at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcast, a replay will be available at Cott's website following the conference call until November 3, 2004. Third quarter 2004 supplementary financial information for the conference call is available in Investor Relations/Financial Reports section of Cott's website.

ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.

NON-GAAP MEASURE

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets", a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of the Non-GAAP financial measures is available in the Investor Relations/Financial Reports section of Cott's website.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS

Edmund O'Keeffe     Tel: (416) 203-5617

COTT CORPORATION                                                       EXHIBIT 1
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                     FOR THE THREE MONTHS ENDED                  FOR THE NINE MONTHS ENDED
                                               --------------------------------------     --------------------------------------
                                               OCTOBER 2, 2004     SEPTEMBER 27, 2003     OCTOBER 2, 2004     SEPTEMBER 27, 2003
                                               ---------------     ------------------     ---------------     ------------------
SALES                                              $442.4                $389.8               $1,277.0             $1,073.2
Cost of sales                                       371.4                 314.7                1,050.1                864.8
                                                   ------                ------               --------             --------
GROSS PROFIT                                         71.0                  75.1                  226.9                208.4

Selling, general and
   administrative expenses                           33.3                  29.1                  106.1                 93.2
Unusual items                                        (0.2)                    -                   (0.7)                (0.8)
                                                   ------                ------               --------             --------
OPERATING INCOME                                     37.9                  46.0                  121.5                116.0

Other expense (income), net                             -                  (0.6)                   0.3                  0.8
Interest expense, net                                 6.4                   6.8                   19.6                 21.1
Minority interest                                     1.0                   0.8                    3.2                  2.1
                                                   ------                ------               --------             --------
INCOME BEFORE INCOME TAXES AND EQUITY LOSS           30.5                  39.0                   98.4                 92.0

Income taxes                                         (8.3)                (13.3)                 (31.2)               (31.1)
Equity loss                                          (0.1)                    -                   (0.3)                (0.1)
                                                   ------                ------               --------             --------
NET INCOME                                         $ 22.1                 $25.7              $    66.9             $   60.8
                                                   ======                ======               ========             ========

VOLUME - 8 OZ EQUIVALENT CASES                      302.0                 293.0                  900.7                768.4

NET INCOME PER COMMON SHARE
   Basic                                           $ 0.31                $ 0.37               $   0.94             $   0.88
   Diluted                                         $ 0.31                $ 0.36               $   0.93             $   0.86

COTT CORPORATION                                                       EXHIBIT 2
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                            FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                      -------------------------------------    -------------------------------------
                                                      OCTOBER 2, 2004    SEPTEMBER 27, 2003    OCTOBER 2, 2004    SEPTEMBER 27, 2003
                                                      ---------------    ------------------    ---------------    ------------------
OPERATING ACTIVITIES
    Net income                                             $ 22.1              $ 25.7              $ 66.9               $ 60.8
    Depreciation and amortization                            14.7                13.0                44.7                 37.9
    Amortization of financing fees                            0.2                 0.2                 0.5                  1.5
    Deferred income taxes                                     2.4                 3.6                 6.7                 10.1
    Minority interest                                         1.0                 0.8                 3.2                  2.1
    Equity loss                                               0.1                   -                 0.3                  0.1
    Other non-cash items                                      0.2                 0.4                 0.8                    -
    Net change in non-cash working capital                   17.5                15.3               (47.9)                (4.5)
                                                           ------              ------              ------               ------
    Cash provided by operating activities                    58.2                59.0                75.2                108.0
                                                           ------              ------              ------               ------
INVESTING ACTIVITIES
    Additions to property, plant and equipment              (21.2)               (7.0)              (43.6)               (34.9)
    Acquisition of production capacity                       (3.8)                  -                (3.8)                   -
    Acquisitions and equity investments                         -                 1.0               (17.7)                 0.5
    Notes receivable                                            -                (2.5)                  -                 (2.5)
    Other investing activities                                0.7                (0.3)                3.8                 (0.2)
                                                           ------              ------              ------               ------
    Cash used in investing activities                       (24.3)               (8.8)              (61.3)               (37.1)
                                                           ------              ------              ------               ------
FINANCING ACTIVITIES
    Payments of long-term debt                               (0.7)              (38.5)               (3.2)               (88.2)
    Short-term borrowings                                   (22.9)               (4.6)              (16.5)                19.7
    Distributions to subsidiary minority shareowner          (2.1)               (1.1)               (4.3)                (2.8)
    Issue of common shares                                    2.9                 1.0                12.8                  6.7
    Other financing activities                               (0.1)               (0.1)               (0.3)                (0.3)
                                                           ------              ------              ------               ------
    Cash used in financing activities                       (22.9)              (43.3)              (11.5)               (64.9)
                                                           ------              ------              ------               ------
Effect of exchange rate changes on cash                       0.4                 0.2                 0.2                  0.1
                                                           ------              ------              ------               ------

NET INCREASE IN CASH                                         11.4                 7.1                 2.6                  6.1

CASH, BEGINNING OF PERIOD                                     9.6                 2.3                18.4                  3.3
                                                           ------              ------              ------               ------
CASH, END OF PERIOD                                        $ 21.0              $  9.4              $ 21.0               $  9.4
                                                           ======              ======              ======               ======

COTT CORPORATION                                                       EXHIBIT 3
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)

                                                     UNAUDITED           AUDITED
                                                  OCTOBER 2, 2004     JANUARY 3, 2004
                                                  ---------------     ---------------
ASSETS
CURRENT ASSETS
Cash                                                   $ 21.0              $ 18.4
Accounts receivable                                     185.7               148.8
Inventories                                             127.1                94.4
Prepaid and other assets                                 10.3                 5.5
                                                       ------              ------

                                                        344.1               267.1
PROPERTY, PLANT AND EQUIPMENT                           333.5               314.3
GOODWILL                                                 82.1                81.6
INTANGIBLES AND OTHER ASSETS                            237.8               245.8
                                                       ------              ------
                                                       $997.5              $908.8
                                                       ======              ======
LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings                                  $ 61.7              $ 78.1
Current maturities of long-term debt                      0.8                 3.3
Accounts payable and accrued liabilities                158.8               140.5
                                                       ------              ------
                                                        221.3               221.9
LONG-TERM DEBT                                          272.5               275.7
DEFERRED INCOME TAXES                                    46.7                40.5
                                                       ------              ------
                                                        540.5               538.1

MINORITY INTEREST                                        24.5                25.6

SHAREOWNERS' EQUITY
Capital stock                                           285.5               267.9
Retained earnings                                       150.2                83.3
Accumulated other comprehensive income                   (3.2)               (6.1)
                                                       ------              ------
                                                        432.5               345.1
                                                       ------              ------
                                                       $997.5              $908.8
                                                       ======              ======

COTT CORPORATION                                                       EXHIBIT 4
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                    FOR THE THREE MONTHS ENDED                 FOR THE NINE MONTHS ENDED
                              --------------------------------------     --------------------------------------
                              OCTOBER 2, 2004     SEPTEMBER 27, 2003     OCTOBER 2, 2004     SEPTEMBER 27, 2003
                              ---------------     ------------------     ---------------     ------------------
SALES
   USA                             $325.3               $274.4               $  938.8             $  779.0
   Canada                            49.8                 55.3                  144.5                142.8
   UK & Europe                       51.1                 47.6                  145.5                120.7
   International                     15.5                 12.0                   46.3                 29.7
   Corporate                          0.7                  0.5                    1.9                  1.0
                                   ------               ------               --------             --------
                                   $442.4               $389.8               $1,277.0             $1,073.2
                                   ======               ======               ========             ========


OPERATING INCOME (LOSS)
   USA                             $ 29.8               $ 34.6               $  100.8             $   95.8
   Canada                             2.9                  6.2                    9.6                 13.1
   UK & Europe                        4.4                  3.9                    9.8                  6.6
   International                      1.9                  1.3                    8.4                  4.5
   Corporate                         (1.1)                   -                   (7.1)                (4.0)
                                   ------               ------               --------             --------
                                   $ 37.9               $ 46.0               $  121.5             $  116.0
                                   ======               ======               ========             ========

COTT CORPORATION                                                       EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                                FOR THE THREE MONTHS ENDED                  FOR THE NINE MONTHS ENDED
                                          --------------------------------------     --------------------------------------
                                          OCTOBER 2, 2004     SEPTEMBER 27, 2003     OCTOBER 2, 2004     SEPTEMBER 27, 2003
                                          ---------------     ------------------     ---------------     ------------------
NET INCOME                                     $22.1                 $25.7                $ 66.9                 60.8

   Depreciation and amortization                14.7                  13.0                  44.7                 37.9
   Interest expense, net                         6.4                   6.8                  19.6                 21.1
   Income taxes                                  8.3                  13.3                  31.2                 31.1
                                               -----                 -----                ------               ------
EBITDA                                         $51.5                 $58.8                $162.4               $150.9
                                               =====                 =====                ======               ======

FOR THE YEAR ENDED JANUARY 1, 2005 -- GUIDANCE

NET INCOME                                                          $83 - $87

   Depreciation and amortization                                       $60
   Interest expense, net                                               $26
   Income taxes                                                     $41 - $42
                                                                   -----------
EBITDA                                                             $210 - $215
                                                                   ===========

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.

SAFE HARBOR STATEMENTS

This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.